                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           EMC INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           EMC INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                     [EMC INSURANCE GROUP INC. LETTERHEAD]

                                 April 19, 2001

Dear Stockholder:

      I am pleased to extend to you my personal invitation to attend the 2001 Annual Meeting of Stockholders of EMC Insurance Group Inc. on May 23, 2001, at 10:00 a.m., at the offices of Employers Mutual Casualty Company, at 700 Walnut Street, Des Moines, Iowa 50309.

      The accompanying Notice of Annual Meeting and Proxy Statement contains a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company's 2000 performance and its plans for 2001. Certain members of the Company's Board of Directors and Officers of the Company, as well as representatives of KPMG LLP, the Company's independent certified public accountants, will be available to answer questions you may have.

      While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure that your shares are represented. I urge you, therefore, to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.
                                         Sincerely,

                                         /s/ BRUCE G. KELLEY
                                         Bruce G. Kelley
                                         President and CEO

                            EMC INSURANCE GROUP INC.
                                   NOTICE OF
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2001

TO THE STOCKHOLDERS OF EMC INSURANCE GROUP INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of EMC Insurance Group Inc. (the "Company"), an Iowa corporation, will be held on Wednesday, May 23, 2001 at 10:00 a.m. local time, at Employers Mutual Casualty Company's office, 700 Walnut Street, Des Moines, Iowa for the following purposes:

     1. To elect a Board of Directors;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the current fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each share of the Company's common stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 4, 2001 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will not be closed.

     April 19, 2001

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      DONALD D. KLEMME, Secretary

PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                            EMC INSURANCE GROUP INC.
                              717 MULBERRY STREET
                             DES MOINES, IOWA 50309

                                PROXY STATEMENT
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2001

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc. (the "Company") of proxies from the holders of the Company's $1.00 par value common stock (the "Common Stock") for use at the 2001 Annual Meeting of Stockholders to be held on May 23, 2001, and at any adjournment thereof (the "Annual Meeting").

     The Company's 2000 Annual Report to Stockholders was sent to the Company's stockholders on or about April 11, 2001. This proxy statement, along with the accompanying form of proxy, was sent to the Company's stockholders on or about April 19, 2001.

     The accompanying proxy may be revoked by the person giving it at any time before it is voted; such revocation may be accomplished by a letter, or by a properly signed proxy bearing a later date, filed with the Secretary of the Company prior to the Annual Meeting. If the person giving the proxy is present at the meeting and wishes to vote in person, he or she may withdraw his or her proxy at that time.

     The Company has borne all costs of solicitation of proxies. In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company ("Employers Mutual") and their subsidiaries. The cost of solicitation, including payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.

                               VOTING SECURITIES

     All stockholders of record of the Common Stock at the close of business on April 4, 2001 are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2001, there were 11,307,143 shares of outstanding Common Stock, each entitled to one vote per share on all matters to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights. Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the outstanding shares entitled to vote is represented at the Annual Meeting. If a quorum exists, directors will be elected by a majority of the votes cast by the shares entitled to vote in the election and action on other matters, including appointment of auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Votes withheld for any director, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as votes cast with respect to any matter submitted to the shareholders for a vote and will not affect the outcome of any matter.

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect a board of seven directors to serve for terms extending until the 2002 Annual Meeting and until their respective successors are duly elected and qualified. Proxies in the accompanying form which are received by management of the Company in response to this solicitation will, unless contrary instructions are given therein, be voted in favor of the seven nominees for director listed in the table below. The Board of Directors of the Company has no reason to believe that any of such nominees may not be available to serve or will not serve as a director if elected; however, if any nominee is not so available at the time of the election, the proxies may be voted in the discretion of the persons named therein for the election of a substitute nominee.

     The table below contains certain information with respect to the Board of Directors' nominees for election as directors.

                                                 DIRECTOR
                 NAME                     AGE     SINCE            POSITION WITH THE COMPANY
                 ----                     ---    --------          -------------------------
George C. Carpenter III...............    73       1981      Director
Elwin H. Creese.......................    69       1994      Director
David J. Fisher.......................    64       1985      Director
Bruce G. Kelley.......................    47       1991      President, Chief Executive Officer and
                                                             Director
George W. Kochheiser..................    75       1974      Chairman of the Board
Raymond A. Michel.....................    75       1981      Director
Fredrick A. Schiek....................    66       1994      Director

     George C. Carpenter III was Executive Director of Iowa Public Television from November 1985 until his retirement in 1993. Prior to that he served as Vice President of Palmer Communications and as Vice President and General Manager of WHO Broadcasting Company, a division of Palmer Communications. He was employed by WHO Broadcasting Company for 20 years.

     Elwin H. Creese was Senior Vice President and Treasurer of the Company and of Employers Mutual from 1993 until his retirement on April 1, 1996. He was Vice President and Treasurer of the Company and of Employers Mutual from 1985 until 1993. Mr. Creese was employed by Employers Mutual from 1984 to 1996.

     David J. Fisher has been Chairman of the Board and President of Onthank Company, a Des Moines based wholesale distributor of floor, window and wall covering products, since 1978 and has been employed by that firm since 1962. Mr. Fisher serves on the Iowa State Board of Regents and is a Director of Liberty Bank. He also serves as a member of the Federal Reserve Bank of Chicago's Advisory Council on Small Business.

     Bruce G. Kelley has been President and Chief Executive Officer of the Company and of Employers Mutual since 1992 and was Treasurer of Employers Mutual from 1996 until 2000, and of the Company from 1996 until 2001. He was President and Chief Operating Officer of the Company and of Employers Mutual from 1991 to 1992 and was Executive Vice President of both companies from 1989 to 1991. Mr. Kelley has been employed by Employers Mutual since 1985 and has been a director of that company since 1984.

     George W. Kochheiser has been Chairman of the Board of the Company since 1994, and was President and Chief Operating Officer of the Company and of Employers Mutual from 1982 until his retirement in 1991.

Mr. Kochheiser also serves as a director of Employers Mutual and was an employee of that company from 1949 to 1991.

     Raymond A. Michel is a member of the Board of Directors of Koss Construction Company, a highway and airport construction firm, and was its Chairman and Chief Executive Officer from 1972 until his retirement in 1989. He has been affiliated with that company in one capacity or another since 1955.

     Fredrick A. Schiek was Executive Vice President and Chief Operating Officer of the Company and of Employers Mutual from 1992 until his retirement on March 1, 2001. He was Vice President of Employers Mutual from 1983 until 1992. Mr. Schiek had been employed by Employers Mutual since 1959.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2000, the Board of Directors of the Company held four regular meetings. In 2000, each member of the Board of Directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

     The Board of Directors of the Company has four standing committees: the Executive Committee, the Audit Committee, the Investment Committee and the Inter-Company Committee. The Board of Directors of the Company does not have a nominating committee or a compensation committee. The functions of the nominating committee are carried out by the Board of Directors as a whole. As the officers of the Company are employees of Employers Mutual, the functions of the compensation committee are carried out by the Employers Mutual Board of Directors or one of its committees.

     The Executive Committee members are Bruce G. Kelley, Fredrick A. Schiek and George W. Kochheiser. The Executive Committee did not meet during the year ended December 31, 2000. This Committee has authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions which, under Iowa law and the Company's bylaws, require action by the Board of Directors; these include amending the Company's Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, designating candidates for election as directors or filling director vacancies, approving or recommending to the Company's stockholders a voluntary dissolution or revocation of its Charter, or amending the Company's bylaws.

     The members of the Audit Committee are George C. Carpenter III, David J. Fisher and Raymond A. Michel. The functions performed by this Committee are detailed in the Audit Committee Charter set forth in Appendix A to this Proxy Statement. The Audit Committee held three meetings in 2000.

     The Investment Committee members are Bruce G. Kelley, Elwin H. Creese and George W. Kochheiser. The Committee monitors the investments of the Company and makes decisions on the appropriateness of the types of securities held and the amount of Company funds to be allocated to each. The Investment Committee did not meet during 2000.

     There is an Inter-Company Committee which was established by mutual agreement of the Boards of Directors of the Company and Employers Mutual. The three members of the Audit Committee also serve as the members of the Inter-Company Committee. Employers Mutual is represented on the Inter-Company Committee by three members of its Board of Directors. The primary responsibility of the Inter-Company Committee is to review all major transactions between the two entities. The Inter-Company Committee held one meeting during 2000.

DIRECTORS' COMPENSATION

     In 2000, each member of the Company's Board of Directors who was not an officer or employee of the Company was entitled to $900 for each board meeting or committee meeting attended, plus expenses, and a $9,000 annual fee payable irrespective of attendance at meetings. If two or more committee meetings are held on one day, the maximum fee permitted is $900, except in the event of an Audit Committee meeting and an Inter-Company Committee meeting being held on the same day in which case two meeting fees are paid. Also, when a committee meeting is held on the same day as a board meeting, the maximum fee paid is $900. Non-employee directors of the Company are also eligible to participate in Employers Mutual's Non-Employee Director Stock Purchase Plan. Under this plan, directors are granted an option to purchase Common Stock in an amount up to 100 percent of their annual fee at an option price equal to 75 percent of the fair market value of the Common Stock on the option exercise date. During 2000, one of the Company's directors participated in the plan and exercised options for 1,333 shares of Common Stock at an exercise price of $6.75 per share.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding those persons known to the Company who own beneficially more than five (5) percent of the Company's Common Stock:

                                                                       AMOUNT AND NATURE
TITLE OF                         NAME AND ADDRESS                        OF BENEFICIAL         PERCENT
 CLASS                          OF BENEFICIAL OWNER                        OWNERSHIP           OF CLASS
--------                        -------------------                    -----------------       --------
Common        Employers Mutual Casualty Company......................    8,646,999(1)           76.5%
              717 Mulberry Street
              Des Moines, Iowa 50309
Common        Dimensional Fund Advisors Inc. ........................      610,000(2)            5.4%
              1299 Ocean Avenue
              Santa Monica, California 90401

---------------
(1) On April 4, 2001, Employers Mutual owned 8,646,999 shares of the outstanding Common Stock of the Company. Employers Mutual intends to retain ownership of a majority of the Company's Common Stock at all times in the future. This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will give it the right to elect all of the directors of the Company. The Company's operations are interrelated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual. The Company does not anticipate any disruptions in this relationship.

(2) The information shown is based upon a Schedule 13G, dated February 2, 2001, filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc., a registered investment advisor. Dimensional Fund Advisors Inc. reported sole voting power and sole disposition power with respect to all of the shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as to the Common Stock of the Company owned beneficially as of April 4, 2001, by each of the Company's directors and named executive officers individually and the directors and executive officers of the Company as a group. The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the Securities and Exchange Commission regarding such ownership.

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL         PERCENT
                            NAME                                  OWNERSHIP(1)          OF CLASS
                            ----                                -----------------       --------
Margaret A. Ball............................................           6,302                *
George C. Carpenter III.....................................           6,140                *
Elwin H. Creese.............................................          22,185                *
David J. Fisher.............................................           1,651                *
John D. Isenhart............................................          12,674(2)             *
Ronald W. Jean..............................................          13,723(3)             *
Bruce G. Kelley.............................................         183,569(4)           1.6%
George W. Kochheiser........................................          55,000                *
Raymond A. Michel...........................................           5,000                *
Fredrick A. Schiek..........................................          22,265                *
All Directors and Executive Officers as a Group (15 persons,
  including those listed above).............................         410,919              3.6%

---------------
 *  Less than one percent

(1) All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2) John D. Isenhart directly owns 12,274 shares of Common Stock and has presently exercisable options to purchase 400 shares, which shares are included in the table.

(3) Ronald W. Jean directly owns 8,091 shares of Common Stock and has presently exercisable options to purchase 5,632 shares, which shares are included in the table.

(4) Bruce G. Kelley owns 86,370 shares of Common Stock directly and 25,199 shares indirectly. Of the 25,199 shares indirectly owned, 1,500 are owned by his spouse and 23,699 are owned by his children. In addition, he owns presently exercisable options to purchase 72,000 shares of Common Stock, which shares are included in the table.

                           COMPENSATION OF MANAGEMENT

     EMC Insurance Group Inc. has no employees of its own and, consequently, has no payroll, no employee benefit plans and no compensation committee of its Board of Directors. All compensation and all benefits reported in this proxy statement are established by the Employers Mutual Board of Directors or by one of its committees. Approximately 15 employees of Employers Mutual devote a portion of their time performing administrative duties for the Company.

     The Company's four property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company, Farm and City Insurance Company and Illinois EMCASCO Insurance Company) and two subsidiaries and an affiliate of Employers Mutual, are parties to reinsurance pooling agreements with Employers Mutual (collectively, the "Pooling Agreement"). The compensation of Employers Mutual's employees during 2000 was shared by the Company's property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement. Likewise, the compensation of the employees of the Illinois EMCASCO Insurance Company were charged as an expense to the Pooling Agreement and as such were shared by all of the parties to the Pooling Agreement. The compensation paid to the employees of Employers Mutual who perform duties for EMC Reinsurance Company and EMC Underwriters, LLC, the other two subsidiaries of the Company, is not allocated to the Pooling Agreement and is charged directly to those subsidiaries.

     The aggregate participation of the Company's property and casualty insurance subsidiaries in the Pooling Agreement during 2000 was 23.5 percent and this percentage represents the portion of the compensation expenses described below which were allocated to the Company during the year.

     The compensation of the executive officers of Employers Mutual is initially determined by a Senior Executive Compensation and Stock Option Committee composed of four members of its Board of Directors, with subsequent approval by its full Board of Directors.

     The following table sets forth information with respect to compensation paid by Employers Mutual to its Chief Executive Officer and the other four most highly compensated executive officers serving as such on December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION(1)
                                        ----------------------------------------    SECURITIES
                                                                    OTHER ANNUAL    UNDERLYING     ALL OTHER
              NAME AND                          SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
         PRINCIPAL POSITION             YEAR      ($)       ($)        ($)(2)         (#)(3)         ($)(4)
         ------------------             ----    ------     -----    ------------    ----------    ------------
Bruce G. Kelley.....................    2000    398,856    --         --              10,000          5,730
President & CEO                         1999    379,863    --         --               --             5,724
                                        1998    355,011    --         --               --             3,914
Fredrick A. Schiek..................    2000    261,793    --         --               --             9,508
Executive Vice                          1999    252,935    --         --               --            11,614
President & COO                         1998    240,886    --         --               --             8,114
Ronald W. Jean......................    2000    186,267    --         --              17,500          5,937
Executive Vice President for            1999    160,307    --         --               1,000          5,934
Corporate Development                   1998    151,952    --         --               1,000          3,922
John D. Isenhart....................    2000    170,301    --         --               --             7,389
Sr. Vice President                      1999    164,539    --         --               1,000          7,822
                                        1998    156,709    --         --               --             6,871
Margaret A. Ball....................    2000    156,147    --         --               --             6,802
Sr. Vice President                      1999    148,999    --         --               1,000          7,216
                                        1998    139,671    --         --               1,000          6,033

---------------
(1) Compensation deferred at election of executive includable in category and year earned.

(2) The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the Securities and Exchange Commission.

(3) All stock options granted were at option prices equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest at a rate of 20 percent per year commencing in the second year of the term.

(4) The amounts shown for all other compensation include employer matching contributions to the Employers Mutual Casualty Company 401(k) Savings Plan (the "401(k) Plan") and excess group life insurance premiums. During 2000, contributions to the 401(k) Plan on behalf of each of Mr. Kelley, Mr. Schiek, Mr. Jean, Mr. Isenhart, and Mrs. Ball were $5,100, $5,100, $5,100, $5,100 and $4,741, respectively. Excess life insurance premiums paid during 2000 on behalf of Mr. Kelley, Mr. Schiek, Mr. Jean, Mr. Isenhart, and Mrs. Ball were $630, $4,408, $837, $2,289 and $2,061, respectively.

STOCK OPTIONS

     The following table sets forth details regarding stock options granted to the named executive officers during 2000. In addition, the table shows the hypothetical gain, or "option spread", that would exist for the respective options based on assumed rates of annual compound stock appreciation of five and ten percent over the full term of the options. Employers Mutual grants the stock options which are utilized to purchase the Common Stock of the Company. Upon the exercise of these options, Employers Mutual pays to the Company the spread between the fair market value and the exercise price.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                             VALUES BASED ON
                                          NUMBER                                            ASSUMED RATES OF
                                            OF        % OF                                     STOCK PRICE
                                          OPTIONS     TOTAL     EXERCISE                     APPRECIATION(2)
                                          GRANTED    OPTIONS     PRICE      EXPIRATION    ---------------------
                 NAME                     (#)(1)     GRANTED     ($/SH)        DATE       5% ($)       10% ($)
                 ----                     -------    -------    --------    ----------    -------      --------
Bruce G. Kelley.......................    10,000       3.8        9.25        8/1/10       58,173       147,421
Fredrick A. Schiek....................        --        --          --            --           --            --
Ronald W. Jean........................    17,500       6.6        9.25        8/1/10      101,802       259,987
John D. Isenhart......................        --        --          --            --           --            --
Margaret A. Ball......................        --        --          --            --           --            --

---------------
(1) All stock options granted were at option prices equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest at a rate of 20 percent per year commencing in the second year of the term.

(2) The potential realizable values indicated are based on the assumption that the stock price appreciates at the annual rate shown from the date of grant until the expiration date. These numbers do not reflect the historical increase in the price of the stock and do not represent the Company's estimate of future appreciation in the stock price.

     The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during 2000, the realized gains from those exercises, the number of unexercised options held as of December 31, 2000 and the amount of unrealized gains represented by them on that date.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF
                                                                            NUMBER OF        UNEXERCISED
                                                                           UNEXERCISED       IN-THE-MONEY
                                                                           OPTIONS AT         OPTIONS AT
                                                SHARES         VALUE      YEAR END (#)       YEAR END ($)
                                               ACQUIRED       REALIZED    EXERCISABLE/       EXERCISABLE/
                  NAME                      ON EXERCISE(#)     ($)(1)     UNEXERCISABLE    UNEXERCISABLE(2)
                  ----                      --------------    --------    -------------    ----------------
Bruce G. Kelley.........................        16,000          2,000     74,800/15,200     147,750/25,000
Fredrick A. Schiek......................        22,037         19,385      1,094/  --         1,915/  --
Ronald W. Jean..........................        --              --         5,232/18,900       9,502/43,750
John D. Isenhart........................        --              --         2,750/   800       5,516/  --
Margaret A. Ball........................         5,441          4,228      7,059/ 2,250       7,782/  --

---------------
(1) Value realized is the fair market value on the date(s) of exercise less the exercise price(s).

(2) The value of unexercised options is calculated by subtracting the exercise price(s) from the fair market value of the stock at year-end. The year-end fair market value was $11.75.

RETIREMENT PLANS

     The following table reflects the estimated annual retirement benefit that will be available to the executives named in the Summary Compensation Table. It assumes that all retirement plans remain in effect as they are currently structured and a normal retirement age of 65. The assumed annual earnings is an average of the five consecutive pay years out of all pay years, which give the highest average. The assumed annual earnings shown have been computed to reflect a range adequate to cover the current salaries of the named executives with provision for reasonable increases in future compensation.

                                                           YEARS OF SERVICE AT NORMAL RETIREMENT DATE
                                                   -----------------------------------------------------------
ASSUMED ANNUAL EARNINGS                               15               20               25               30
-----------------------                               --               --               --               --
      $150,000.................................    $ 40,392         $ 53,856         $ 67,320         $ 80,784
       200,000.................................      55,392           73,856           92,320          110,784
       250,000.................................      70,392           93,856          117,320          140,784
       300,000.................................      85,392          113,856          142,320          170,784
       350,000.................................     100,392          133,856          167,320          200,784
       400,000.................................     115,392          153,856          192,320          230,784
       450,000.................................     130,392          173,856          217,320          260,784
       500,000.................................     145,392          193,856          242,320          290,784
       550,000.................................     160,392          213,856          267,320          320,784
       600,000.................................     175,392          233,856          292,320          350,784
       650,000.................................     190,392          253,856          317,320          380,784

     The Employers Mutual Casualty Company Retirement Plan (the "Pension Plan") covers all employees of Employers Mutual, its subsidiaries and the subsidiaries of the Company. Within the pension plan there are two formulas for arriving at an employee's benefit, depending on their age and date of employment. Employees employed prior to January 1, 1989, and who were 50 years old, or older, on January 1, 2000 will continue to have their benefits calculated under a traditional defined benefit formula. This formula is based on years of service, average pay for five consecutive years, and the employee's age at the time of retirement. Retirement benefits for all other employees will be determined under a cash balance formula.

     The formula for determining the benefits earned under the cash balance formula is similar to that of a defined contribution plan. The formula is based on a combination of covered compensation and interest paid on a participant's accumulated account balance. Each year a participant's account is credited with
(1) a defined percentage of their covered compensation for the year and (2) interest on the prior year-end account balance at the 30 year treasury rate (GATT Rate). The participant's account balance is defined annually based on these factors without regard to the actual investment performance of the pension plan's funds.

     Employers Mutual also sponsors a defined contribution plan, the 401(k) Plan. This plan is available to all employees of Employers Mutual and the subsidiary companies of it and of the Company. Under the 401(k) Plan, Employers Mutual matches 50 percent of the first six percent of covered compensation that an employee defers. With the exception of the highly compensated group, the employee participants can make tax qualified deferrals of up to 17 percent of their covered compensation to this plan.

     Employers Mutual also has two non-qualified supplemental retirement plans, the Excess Retirement Benefit Agreement and the Supplemental Executive Retirement Plan (the "SERP"), which restores retirement benefits to those employees who are prevented from receiving full benefits from the Pension Plan because of their deferral of bonus income and the restrictions imposed on the amount of covered compensation that can be credited to, and the maximum benefits that can be received from, qualified pension plans. These plans are unfunded and any payments made to participants will be from the general accounts of the sponsoring companies.

     All of the individuals named in the Summary Compensation Table are participants in the Pension Plan, the 401(k) Plan and the two non-qualified supplemental retirement plans. For retirement benefit purposes, during 2000 the number of full years of service accrued and the compensation for Mr. Kelley, Mr. Schiek, Mr. Jean, Mr. Isenhart and Mrs. Ball were 15 and $401,084, 41 and $267,763, 21 and $188,500, 37 and $172,590 and 29 and $158,209, respectively.
For 2000, pursuant to the requirements of the Internal Revenue Code, as amended, compensation crediting under the qualified Pension Plan and the 401(k) Plan was limited to $170,000.

                         EXECUTIVE COMPENSATION REPORT

     The compensation of the executive officers of Employers Mutual is initially determined by the Senior Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Employers Mutual, with subsequent approval by its full Board of Directors.

COMPENSATION PHILOSOPHY

     The general intent of Employers Mutual is to provide an executive compensation structure that will allow for a level of compensation that is competitive within the insurance industry and, more particularly, with a peer group of companies within the property and casualty insurance industry. That peer group, some of which are included in the industry index used in the performance graph appearing later in this report, is comprised of companies which are similar in size, have comparable insurance products and which have been identified as the competition with respect to such things as the quality of the products and services provided, and which tend to compete in the same targeted markets as does Employers Mutual.

     It is also the intention of Employers Mutual to provide a level of compensation that will allow it to attract and retain highly qualified, motivated executives who will enhance the ability of Employers Mutual to continue its long history of steady growth and financial strength. Employers Mutual and its non-life insurance subsidiary companies collectively had assets that totaled $1,847,557,298 at year-end 2000 and had written premiums of $856,924,003 for the year.

EXECUTIVE COMPENSATION COMPONENTS

     The compensation of Employers Mutual executives is determined primarily through the use of three major components in its compensation structure. Each of those components is designed to achieve a particular result and to allow for measurement of individual and collective executive performance.

     The basic component of executive compensation is base salary. On an annual basis, the Committee reviews the salary of each individual executive officer, using as a guideline the average base pay of other industry and peer company executives with like positions, and with strong reliance upon the Chief Executive Officer's report on the overall performance and progress of each executive during the past year.

     The executives also have an incentive bonus program based upon the overall performance of Employers Mutual and its subsidiaries. The bonus program measures performance based on production increases compared to goal, the amount of increase in statutory surplus and the statutory combined loss and expense ratio of Employers Mutual and its insurance subsidiaries compared to goal and to the industry. The Committee reviews the bonus program on an annual basis and makes changes to it if and when such changes are deemed to be appropriate.

     Employers Mutual has also made available a long-term incentive compensation opportunity for its senior executives through the use of incentive stock option grants. The Common Stock of the Company is utilized for those grants. Because of the Pooling Agreement that Employers Mutual has with two of its subsidiaries, an affiliate and four subsidiaries of the Company, the Committee believes that superior performance by the senior executives of Employers Mutual will have a significant impact on the performance of the Common Stock of the Company, thereby providing long-term appreciation in the value of the options held by the executives. The Committee has formal guidelines for granting stock options to eligible executives. Those guidelines provide for base option award ranges for executives based upon their level of authority and responsibility and also provide for the granting of discretionary option awards to executives based upon such factors as individual performance, attainment of agreed goals and objectives and other contributions to overall results.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For 2000, the Committee recommended that the base salary of Bruce G. Kelley, Chief Executive Officer, be increased to $400,392, an increase of 5.0 percent over the base salary paid him during 1999. The Committee arrived at that figure as an appropriate salary for the position based upon a salary range imputed from surveys of base salaries being paid to Chief Executive Officers of bonus paying insurance industry and peer group companies. For these same reasons, the Company granted 10,000 stock options to Mr. Kelley during the year 2000. The full Board of Directors of Employers Mutual approved these recommendations.

     The incentive bonus program is based upon a number of factors for Employers Mutual and its property and casualty insurance subsidiaries, as described above. Mr. Kelley and the other executives earned no bonus for 2000.

     The members of the Senior Executive Compensation and Stock Option Committee of Employers Mutual are as follows:
                                          Blaine A. Briggs
                                          Richard W. Booth
                                          Lanning Macfarland, Jr.
                                          Philip T. Van Ekeren

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Philip T. Van Ekeren was an officer of Employers Mutual and the Company prior to his retirement on June 1, 1996. There were no Compensation Committee interlocks involving the members of Employers Mutual's Senior Executive Compensation and Stock Option Committee.

                             AUDIT COMMITTEE REPORT

     As reported earlier, the Audit Committee of the Board of Directors is composed of three members. All members of the Audit Committee meet the independence and experience requirements of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee's responsibilities are described in a written charter initially adopted by the Board of Directors on May 25, 2000, with minor modifications to such charter being approved by the Board on February 28, 2001. A copy of the charter as revised is attached as Appendix A to this proxy statement.

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee has also discussed with KPMG LLP (KPMG), the Company's independent accountants during the 2000 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61. Based on these reviews, nothing came to the attention of the Audit Committee that would cause them to believe that the audited financial statements contain any materially misleading statements or omit any material financial information.

     The Audit Committee has received from KPMG the written disclosures required by Independence Standards Board Standard No. 1. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year 2000 be included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

     The members of the Audit Committee are as follows:

                                          George C. Carpenter, III
                                          David J. Fisher
                                          Raymond A. Michel

AUDIT FEES

     The aggregate fees billed to the Company by KPMG for the performance of the audit and the review of their financial statements during 2000 were $106,827.

ALL OTHER FEES

     There were no other non-audit services provided by KPMG for the Company during 2000.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock to the NASDAQ Total Return Index for U.S. companies and a published Industry Index, which is the Media General Industry Group 432 over a five-year period beginning December 31, 1995 and ending December 31, 2000. The total stockholder return assumes $100.00 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Market Index and the Industry Index. It also assumes reinvestment of all dividends for the period.

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
              AMONG EMC INSURANCE GROUP INC., NASDAQ MARKET INDEX
                               AND INDUSTRY INDEX

                              [PERFORMANCE GRAPH]

                                                1995       1996      1997      1998      1999      2000
                                                ----       ----      ----      ----      ----      ----
EMC INSURANCE GROUP INC. ..................    $100.00     91.37    105.65    106.29     80.50    110.62
INDUSTRY INDEX.............................    $100.00    117.41    170.83    179.98    200.13    274.75
NASDAQ MARKET INDEX........................    $100.00    124.27    152.00    214.39    378.12    237.66

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The operations of the Company are directly interrelated with the operations of Employers Mutual. Because of this operational relationship, there are a number of transactions between the two companies and their subsidiary companies that occur on an ongoing basis. For a discussion of those transactions, see the "Notes to Consolidated Financial Statements" in the Company's 2000 Annual Report to Stockholders.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     In 2000, the Audit Committee requested audit proposals from certain independent accounting firms, including KPMG, who had been the Company's independent auditors for many years. As a result of the audit proposals received, the Audit Committee recommended, and the Board of Directors approved the appointment of Ernst & Young LLP (E&Y) as the independent public accountants, subject to shareholder approval, to examine the Company's financial statements for the fiscal year ending December 31, 2001.

     The audit reports of KPMG on the consolidated financial statements of the Company for the fiscal years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and KPMG on accounting or financial statement disclosure during the prior fiscal years nor any subsequent period preceding their non-renewal.

     Representatives of both KPMG and E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS APPOINTMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.

                                 OTHER MATTERS

     The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 20, 2001. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting. Any such proposal will be included in the Proxy Statement for the 2002 Annual Meeting if the rules of the Securities and Exchange Commission are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder's proposal is determined by the Company to be appropriate under the rules promulgated by the Securities and Exchange Commission.

April 19, 2001

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DONALD D. KLEMME, Secretary

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

I. OBJECTIVE

     The primary objective of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

          A. The annual financial reports of EMC Insurance Group Inc. (the "Company") as filed with the Securities and Exchange Commission (the "SEC");

          B. The Company's systems of internal control covering finance, accounting, legal compliance and ethics, as established by management and the Board; and

          C. The Company's auditing, accounting and financial reporting processes generally.

     Consistent with this function, the Committee should encourage the continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. In this regard, the Committee's primary duties and responsibilities are to:

          A. Serve as an independent and objective party to monitor the Company's financial reporting processes and internal control systems;

          B. Review and assess the audit efforts of the Company's independent auditors and its Internal Auditing Department; and

          C. Provide an open avenue of communication between and among the Company's independent auditors, its financial and senior management, the Internal Auditing Department, and the Board of Directors.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMMITTEE MEMBERSHIP

     The Committee should consist of three (3) or more members of the Board of Directors, all of whom must be able to read and understand fundamental financial statements. At least one Committee member shall have past or present employment experience in finance or accounting and familiarity with the regulatory requirements of the insurance industry. Each of the Committee members shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. It is the responsibility of the Board of Directors to decide on the integrity and independence of an Audit Committee candidate; therefore, every member's appointment is an occasion for careful deliberation. Similarly, if a potential conflict arises during a Committee member's tenure which could affect his or her independence, the full Board of Directors should carefully review the appropriateness of that member's continued service on the Committee. A director will not be considered "independent" if he or she (a) has been an employee of the Company within the last three years; (b) has certain business relationships with the Company of the type determined by The NASDAQ Stock Market, Inc. (NASDAQ) to be incompatible with such independence; (c) is an executive of another corporation where any of the Company's executives serve as a member of the compensation committee of the other corporation; or (d) is an immediate family member of anyone who has been an executive of the

Company within the last three years. Committee members will be appointed annually by EMC Insurance Group Inc.'s Board of Directors. Pursuant to the Company's By-Laws, the Chairman of the Committee shall be elected annually by the members of the Committee at its first meeting following the Annual Meeting of the Board.

III. COMMITTEE MEETINGS

     The Committee shall meet regularly at least three times annually, or more frequently as circumstances dictate. The agenda should be developed through consultation among committee members, management and the independent auditors. As part of its job to foster open communication, the Committee will meet with management, the Director of Internal Audit and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may ask others to attend the meeting(s) and to provide pertinent information as necessary.

     These meetings may occur jointly with meetings of the audit committees of one or more affiliated companies, in which case a chairman of the joint meeting shall be elected by the members of the audit committees in attendance. Special meetings may be called by any member of the Committee or by the Chief Executive Officer of EMC Insurance Group Inc. at any time circumstances dictate the need, pursuant to the notice provisions set forth in the By-Laws of the Company. Written minutes of each Committee meeting shall be prepared and distributed to each of the members of the Company's Board of Directors prior to the Board's next meeting.

IV. RESPONSIBILITIES

     The Committee shall fulfill the following basic responsibilities:

GENERAL

     A. Provide an open avenue of communication between and among the Company's independent auditor(s), the Internal Audit Department, and the Board of Directors.

     B. Inquire of management, the independent auditor(s) and the Director of Internal Audit about significant risks or exposures, and assess the steps management has taken to minimize such risks to the Company.

     C. Consider and review with the independent auditor(s) and the Director of Internal Audit:

          1. The adequacy of the Company's internal controls, including computerized information system controls and security; and

          2. Related findings and recommendations of the independent auditor(s) and the Director of Internal Audit, together with management's responses.

     D. Meet periodically with the independent auditor(s), the Director of Internal Audit and management in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately with the Committee.

     E. Review annually with the Director of Internal Audit the results of his or her monitoring of compliance with the Company's Code of Corporate Conduct, and verify that management has established an appropriate system to enforce such Code.

     F. Review periodically with General Counsel any regulatory matters that may have a material impact on the Company's financial statements and its compliance policies and programs.

     G. Report any significant findings or recommendations to the Board of Directors on a regular basis.

     H. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel or other professionals to assist in the conduct of any such investigation.

     I. All members shall maintain their qualifications regarding financial literacy through related professional experience and/or attending appropriate financial educational training.

FINANCIAL REPORTING OVERSIGHT

     A. Advise the Company's financial managers and the independent auditor(s) that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

     B. Assure that the Company's financial managers and the independent auditor(s) discuss with the Committee their qualitative judgments about the appropriateness, and not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company, with an emphasis on the degree of aggressiveness or conservatism of such accounting principles and underlying estimates. Also, inquire as to the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

     C. Inquire as to the independent auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

     D. Determine, with respect to new transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

     E. Inquire as to the independent auditor's reasoning in determining the appropriateness of changes in accounting principles and disclosure practices.

     F. Inquire as to the independent auditor's opinion about how the Company's choices of accounting principles and disclosure practices may affect (i) shareholders' rights and (ii) shareholders' and other external parties' views and attitudes about the Company.

     G. Review with management and the independent auditor(s) the results of annual audits, including:

          1. The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

          2. Any significant changes required in the independent auditor's audit plans.

          3. Any difficulties or disputes with management encountered during the course of the audit.

          4. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

     H. Describe the Committee's composition and responsibilities in the Annual Report of EMC Insurance Group Inc. and/or its proxy statement, and explain therein how those responsibilities are being discharged.

     I. Assure that the independent auditor's reasoning is explained in accepting or questioning significant estimates by management.

     J. Disclose annually in the Annual Report of EMC Insurance Group Inc. and/or in its proxy statement that the Committee has reviewed the Company's financial statements with management and the independent auditors, and state whether anything came to the Committee member's attention that would cause them to believe that the audited financial statements contain any materially misleading statements or omit any material financial information.

AUDIT PROCESS EVALUATION

     A. Confirm and assure the independence of the independent auditor(s) and the objectivity of the Director of Internal Auditor.

     B. Instruct the independent auditor that the Board of Directors, as the shareholders' representative, is the auditor's client.

     C. Review the audit scope and plan, and the coordination of audit efforts, with the independent auditor and the Director of Internal Audit, in order to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     D. Consider and review with management, the Director of Internal Audit and the independent auditor:

          1. Significant findings during the year, including the status of previous audit recommendations.

          2. Any difficulties or disagreements encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

          3. The Internal Audit Department's responsibilities, budget and staffing.

          4. Whether the Internal Audit Department has complied with the Institute of Internal Auditing Standards for the Professional Practice of Internal Auditing.

     E. Review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

     F. Review the regular internal reports to management prepared by the Internal Audit Department, and management's response(s).

     G. Review activities, organizational structure, and qualifications of the Internal Audit Department.

     H. Recommend the selection of the independent auditor(s) for approval by the Board of Directors, approve the compensation of the independent auditor(s), and review and approve the discharge of the independent auditor(s).

     I. Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor(s), and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

                            EMC INSURANCE GROUP INC.
                             PROXY FOR COMMON STOCK
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 23, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Bruce G. Kelley and George W. Kochheiser, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of EMC Insurance Group Inc., held of record by the undersigned on April 4, 2001 at the Annual Meeting of Stockholders to be held on May 23, 2001 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY
   (except as marked to the contrary below)        to vote for all nominees
                                                   listed below

George C. Carpenter III, Elwin H. Creese, David J. Fisher, Bruce G. Kelley, George W. Kochheiser, Raymond A. Michel, Fredrick A. Schiek

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that name on the space provided below.)

-------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

          [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3. OTHER BUSINESS in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SPECIAL ACTION Discontinue Annual Report Mailing for this Account. [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATE:                    , 2001
     --------------------


-------------------------------
Signature


-------------------------------
Signature if held jointly


-------------------------------
PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.
-------------------------------